APARTMENT INVESTMENT AND MANAGEMENT COMPANY
EXECUTIVE SEVERANCE POLICY

Effective February 22, 2018

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
EXECUTIVE SEVERANCE POLICY
Section 1.    Background. This Apartment Investment and Management Company Executive Severance Policy has been adopted by the Compensation and Human Resources Committee to apply to selected Executives of the Company Group. Executives will be eligible for coverage under the Policy for the payment of severance benefits upon termination of employment under certain circumstances, subject to the conditions set forth below. This Policy shall be effective as of the Effective Date as provided herein.
This Policy supersedes any prior plan, policy or practice involving the payment of severance benefits to eligible Executives. While the Policy is in effect, any severance benefits provided to an eligible Executive must be paid pursuant to this Policy or pursuant to another express written agreement between the Company or any member of the Company Group and the eligible Executive (including but not limited to an employment agreement), which agreement must be signed by such Executive and a duly authorized officer of the Company or Company Group.

Section 2.	Definitions. As used herein, the following terms shall have the following respective meanings:
2.1    “Accrued Rights” shall have the meaning given in Section 4.5 hereof.
2.2    “Board” means the Board of Directors of the Company.
2.3    “Bonus” means the short-term incentive bonus payable to Executive under the Company Group’s short-term incentive (STI) compensation plan, which provides for annual cash incentive bonuses, or any successor bonus program approved by the Compensation Committee in which Executive participates from time to time.
2.4    “Base Salary” means the annual base salary in effect for the payroll period during which Executive’s employment is terminated. Bonuses, commissions, incentive pay and any taxable or nontaxable fringe benefits or payments are not included in the calculation of Base Salary.
2.5    “Cause” means the termination of an Executive’s employment because of the occurrence of any of the following, as determined by the Board in accordance with the procedure below:
(i)    the refusal by the Executive to attempt in good faith to perform his or her duties as assigned to the Executive by the Chief Executive Officer (“CEO”) or to follow the lawful direction of the CEO (other than due to the Executive’s physical or mental incapacity); provided, however, that the CEO shall have provided the Executive with written notice of such failure and the Executive has been afforded at least fifteen (15) days to cure same;
(ii)    the Executive’s conviction of, or plea of guilty or nolo contendere to, a felony or any other serious crime involving moral turpitude or dishonesty;
(iii)    the Executive’s willfully engaging in misconduct in the performance of his or her duties for the Company Group (including theft, fraud, embezzlement, securities law violations, a material violation of the Company Group’s code of conduct or a material violation of other material written policies) that is demonstrably injurious to the Company Group, monetarily or otherwise;
(iv)    the Executive’s willfully engaging in misconduct unrelated to the performance of his or her duties for the Company Group that is demonstrably injurious to the Company Group, monetarily or otherwise;
(v)    the Executive’s breach of any fiduciary obligation to the Company or Company Group or the Executive’s material breach of any obligation of confidentiality, noncompetition or nonsolicitation; provided, however, that the CEO shall have provided the Executive with written notice of any such breach and the Executive shall have failed to cure such breach within fifteen (15) days of such notice.
For purposes of this Section 2.5, no act, or failure to act, on the part of the Executive shall be considered “willful” unless done, or omitted to be done, by him or her in bad faith and without reasonable belief that his or her action or omission was in the best interest of the Company Group. No action or inaction by the Executive shall be treated as

Cause if it was taken at the direction of counsel to the Company or Company Group. Any termination shall be treated as a termination for Cause only if (A) the Executive is given at least five (5) business days written notice of termination specifying the alleged Cause event and shall have the opportunity to appear (with counsel) before the Chairman of the Compensation and Human Resources Committee to present information regarding his or her views on the Cause event, and (B) after such hearing, Executive is terminated for Cause by the CEO after review by the Chairman of the Compensation and Human Resources Committee. After providing the notice of termination in the foregoing sentence, the CEO may suspend the Executive with full pay and benefits until a final determination pursuant to this section has been made.
2.6    “Change in Control” means the consummation of any of the following events:
(i)    An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any person (as the term “person” is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such person has “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership”) of 50% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities that are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control. “Non-Control Acquisition” shall mean an acquisition (A) by or under an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation, partnership or other person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company or in which the Company serves as a general partner or manager (a “Subsidiary”), (B) the Company or any Subsidiary, or (C) any person in connection with a Non-Control Transaction (as hereinafter defined). “Non-Control Transaction” shall mean a merger, consolidation, share exchange or reorganization involving the Company in which (1) the stockholders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the “Surviving Company”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization, and (2) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation, share exchange or reorganization constitute at least 50% of the members of the board of directors of the Surviving Company;
(ii)    The individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “election contest” (as described in Rule 14a-11 promulgated under the Exchange Act) (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or
(iii)    The consummation of any of the following: (A) a merger, consolidation, share exchange or reorganization involving the Company (other than a Non-Control Transaction); (B) a complete liquidation or dissolution of the Company; or an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (a “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, such Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by such Subject Person, then a Change in Control shall occur.
2.7    “Company” means Apartment Investment and Management Company, a Maryland corporation.
2.8    “Code” means the Internal Revenue Code of 1986, as amended.
2.9    “Company Group” means the Company, the Partnership, AIMCO/Bethesda Holdings, Inc. and other entities through which the operations of the Company are conducted.
2.10    “Compensation Committee” means the Compensation and Human Resources Committee of the Board.
2.11    “Date of Termination” means the effective date of the relevant Executive’s termination of employment with the Company Group.
2.12    “Disability” means, in the reasonable and good faith judgment of the Company, the Executive is totally and permanently disabled and is unable to return to or perform his or her duties on a full-time basis.
2.13    “Effective Date” means February 22, 2018.
2.14    “Executive” means the following executive employees of the Company Group who are eligible to participate in the Policy: each Executive Vice President, as determined on the records of the Company Group.
2.15    “Good Reason” means Executive’s voluntary resignation due to (i) a material reduction in Executive’s Base Salary; (ii) a material diminution in Executive’s title or responsibilities; or (iii) relocation of Executive’s primary place of employment more than fifty miles; provided, however, that Executive may only terminate employment for Good Reason by delivering written notice to the Board within 90 days following the date on which Executive first knows of the event constituting Good Reason, which notice specifically identifies the facts and circumstances claimed by Executive to constitute Good Reason, and the Company Group has failed to cure such facts and circumstances within 30 days after receipt of such notice; and provided further, however, that if Executive is party to an employment agreement with the Company Group that provides a definition of Good Reason, such definition shall apply instead of the foregoing provisions of this Section 2.15.
2.16    “Partnership” means AIMCO Properties, L.P., a Delaware limited partnership.
2.17    “Policy” means this Apartment Investment and Management Company Executive Severance Policy.
2.18    “Pro-Rata Bonus” means an amount equal to the product of (i) the Bonus, if any, that Executive would have earned for the bonus cycle in which the Date of Termination occurs, subject to attainment of such corporate targets, and disregarding any individual performance targets, as shall be established by the Compensation Committee for such bonus cycle, and (ii) a fraction, the numerator of which is the number of days Executive was employed by the Company Group during the bonus cycle in which the Date of Termination occurs, and the denominator of which is the number of days in such bonus cycle. The Pro-Rata Bonus shall be paid on the date that Bonuses are normally paid, but in no event later than March 15th of the year following the year in which the Date of Termination occurs.

Section 3.	Term of Policy.
The term of this Policy shall begin on the Effective Date and shall continue in effect until modified or terminated by the Company pursuant to Section 16 hereof.

Section 4.	Termination by Company Group without Cause or by Executive for Good Reason.
If the Company Group terminates Executive’s employment during the term of the Policy without Cause, or if Executive terminates his or her employment during the term of the Policy for Good Reason, then, subject to Sections 9 and 10 below, Executive shall be entitled to the following rights and benefits under this Section 4:
4.1    Severance Payment. The Company Group will pay Executive an amount (the “Severance Payment”) equal to the sum of (A) the annual Base Salary for the calendar year of the Date of Termination, plus (B) the average annual Bonus paid to Executive in the most recent three (3) years (or, if the Executive’s employment period is less than three years, the average during the Executive’s employment period and, if the Executive has not been eligible for a Bonus in any prior years, then the Executive’s target annual Bonus for the year in which the Date of Termination occurs). The Severance Payment will be paid in one lump sum payment, less required withholdings, on the 50th day following the Date of Termination, subject to the requirements of Sections 9 and 10.
4.2    Treatment of Equity Awards. The vesting and exercise of any equity awards that may be held by Executive as of the Date of Termination shall be determined in accordance with the applicable equity incentive plan and grant documentation for that Executive.
4.3    Continued Health Benefit Coverage. Until the earlier of eighteen (18) months following Executive’s Date of Termination or the date Executive becomes employed with another employer and is eligible to receive similar benefits under that employer’s health and welfare plans (the “COBRA Subsidy Period”), the Company Group shall pay 100% of the monthly COBRA premiums for the continued coverage of Executive and his or her covered dependents under the Company Group’s medical, dental, prescription drug and vision care group health plans as in effect from time to time, provided Executive elects COBRA coverage and returns the enrollment documents within the specified timeframe under such plans. Such payments will be paid monthly as such premium payments are due.
4.4    COBRA. Executive shall be eligible for continuation of coverage for Executive and Executive’s eligible dependents under COBRA continuation of coverage provisions of the Company Group’s group health plans, at Executive’s sole expense at applicable COBRA rates, beginning upon the expiration of the COBRA Subsidy Period, for any remaining period required under COBRA.
4.5    Accrued Rights. As soon as administratively practicable following the Date of Termination, the Company Group will pay or provide Executive with (i) all accrued but unpaid base salary through the Date of Termination, (ii) vacation pay accrued but not used in accordance with the Company Group’s vacation pay policy, (iii) any previously awarded but unpaid Bonus for a completed bonus cycle prior to the Date of Termination, (iv) any unreimbursed business expenses that are reimbursable under the Company Group’s business expense policy, (v) all rights and benefits under the employee benefit plans of the Company Group in which Executive is then participating, as provided under such plans, and (vi) any other payments as may be required under applicable law (collectively, the “Accrued Rights”).
4.6    No Additional Rights. Except as provided in this Section 4, Executive’s participation under any benefit plan, program, policy or arrangement sponsored or maintained by the Company Group shall cease and be terminated on the Date of Termination. Without limiting the generality of the foregoing, Executive’s eligibility for and active participation in any tax qualified 401(k) plan maintained by the Company Group will end as of the Date of Termination and Executive will earn no additional benefits under that plan after that date. Executive shall be treated as a terminated employee for purposes of all such benefit plans and programs effective as of the Date of Termination, and shall receive all payments and benefits due under such plans and programs in accordance with the terms and conditions thereof.

Section 5.	Termination without Cause in Connection with Change in Control.
In the event that the Company Group terminates the employment of Executive during the term of the Policy without Cause, or if Executive terminates his or her employment during the term of the Policy for Good Reason, and the applicable Date of Termination occurs (i) within six (6) months prior to and in connection with a Change in Control, or (ii) within twelve (12) months following such Change in Control, then, subject to Sections 9 and 10 below, Executive shall be entitled to the following rights and benefits under this Section 5:

5.1    Enhanced Severance Payment. In lieu of the Severance Payment provided in Section 4.1, the Company Group will pay Executive a payment equal to two times the sum of (A) the annual Base Salary for the calendar year of the Date of Termination, and (B) the average annual cash performance bonus paid to Executive in the most recent three (3) years (or, if the Executive’s employment period is less than three years, the average during the Executive’s employment period and, if the Executive has not been eligible for a cash performance bonus in prior years, then the Executive’s target annual cash performance bonus for the year in which the Date of Termination occurs). The Enhanced Severance Payment will be paid in one lump sum payment, less required withholdings, on the 50th day following the Date of Termination, subject to the requirements of Sections 9 and 10.
5.2    Treatment of Equity Awards, Continued Health Benefit Coverage, COBRA, Accrued Rights, No Additional Rights. The provisions of Sections 4.2, 4.3,4.4, 4.5 and 4.6 will apply to terminations of employment described in this Section 5; provided, however, that any equity awards held by the Executive as of his or her Date of Termination under this Section 5 will be 100% vested upon such termination if such Date of Termination occurs within twelve (12) months after a Change in Control.

Section 6.	Termination by Reason of Death or Disability.
In the event that the employment of Executive is terminated during the term of the Policy by reason of Executive’s death or Disability, then, subject to Sections 9 and 10 below, Executive shall be entitled to the following rights and benefits under this Section 6:
6.1    Bonus. The Company Group will pay Executive the Pro-Rata Bonus, which shall be paid on the date that Bonuses are normally paid, but in no event later than March l5th of the year following the year in which the Date of Termination occurs.
6.2    Treatment of Equity Awards. The vesting and exercise of any equity awards that may be held by Executive as of the Date of Termination shall be determined in accordance with the applicable equity incentive plan and grant documentation for that Executive.
6.3    Accrued Rights. As soon as administratively practicable following the Date of Termination, the Company Group will pay or provide Executive with the Accrued Rights.

Section 7.	Termination by the Company Group for Cause.
The Company Group may terminate the employment of the Executive for any reason and at any time, with or without Cause. In the event that the Company Group terminates the employment of Executive during the term of the Policy for Cause, the Company Group will pay or provide Executive with the Accrued Rights as soon as administratively practicable after such Date of Termination.

Section 8.	Voluntary Termination; Retirement.
Executive shall not be entitled to any payments or benefits under this Policy by reason of Executive’s voluntary termination of employment from the Company Group. Any payments or benefits to a retiring executive shall be handled on an individualized basis or in accordance with a separate policy. This Policy shall have no effect on the rights and benefits to which an Executive is entitled upon retirement under (without limitation) any retirement or savings plan of the Company Group, nor under any of the Company’s equity incentive compensation plans (including applicable award agreements), each of which shall be governed exclusively by the terms of such plans and agreements, as applicable.

Section 9.	Release.
To the extent permitted under applicable law, as a condition precedent to receiving any payments and benefits as provided under this Policy, Executive must execute a general release of claims (the “Release”), substantially in the form attached as Exhibit A hereto, and such Release must become irrevocable, by the sixtieth (60th) day following the Date of Termination. If Executive fails to execute and deliver the Release, or revokes the Release, Executive agrees that he or she shall not be entitled to receive the payments and benefits described herein (except for the Accrued Rights and COBRA rights at the Executive’s expense). For purposes of this Policy, the Release shall be considered to have been executed by Executive if it is signed by Executive’s legal representative in the case of legal incompetence or on behalf of Executive’s estate in the case of Executive’s death.

Section 10.	Restrictive Covenants.
10.1    Restrictive Covenant Agreement. Each Executive, as a condition of participation in this Policy, shall be required to have agreed to and executed the Non-Solicitation and Non-Disclosure Agreement or the Non-Competition and Non-Solicitation Agreement, as appropriate for the Executive’s position (the “Restrictive Agreement”), as determined and provided by the Company Group. In the event of a breach by an Executive of the Restrictive Agreement, the Executive will forfeit any right to separation pay or separation benefits under this Policy, will not be entitled to any further payment or right under this Policy and, with respect to any separation payment that has been made to or on behalf of the Executive under this Policy, the Executive will repay to the Company Group the amount of any such prior payment plus interest on such amount at the prime rate of interest reported in the Wall Street Journal as of the date of such prior payment through the date that the amount is repaid to the Company Group, such payment to be due within ten (10) days after written demand from the Company Group.
10.2    Transfer of Duties. Executive must cooperate with the orderly transfer of his or her duties as requested by the Company Group.
10.3    Return of Property. Executive must return all Company property by a date specified by the Company Group.

Section 11.	Claims Procedures.
A Participant or the Participant’s beneficiary must make any claim with respect to any disputed benefits under the Plan as follows:
11.1    Claims For Benefits. Claims for disputed benefits under the Plan must be made in writing to the Compensation Committee. If such claim for disputed benefits is wholly or partially denied, the Compensation Committee will, within a reasonable period of time, but no later than ninety (90) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial will: (i) be in writing; (ii) be written in a manner calculated to be understood by the claimant; and (iii) contain (A) the specific reason or reasons for denial of the claim, (B) a specific reference to the pertinent Plan provisions upon which the denial is based, (C) a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation of why such material or information is necessary, and (D) an explanation of the Plan’s claim review procedure.
11.2    Request For Review Of Denial Of Claim. Within one hundred twenty (120) days of the receipt by the claimant of the written notice of denial of the claim, or such later time as may be deemed reasonable by the Compensation Committee, taking into account the nature of the benefit subject to the claim and any other attendant circumstances, or if the claim has not been granted within a reasonable period of time, the claimant may file a written request with the Compensation Committee that it conduct a full and fair review of the denial of the claimant’s claim for benefits, including the conducting of a hearing, if deemed necessary by the Compensation Committee. In connection with the claimant’s appeal of the denial of his or her benefit, the claimant may review documents reasonably determined by the Compensation Committee to be pertinent, and may submit issues and comments in writing.

Section 12.	Compliance with Section 409A.
12.1    The Company Group and Executive intend that, to the maximum extent possible, any amounts paid pursuant to this Policy shall qualify as a short-term deferral pursuant to Code Section 409A or as separation pay exempt from Code Section 409A. Without limiting the foregoing, to the extent that the provisions of Code Section 409A or any Treasury regulations promulgated thereunder are applicable to any amounts payable hereunder, the Company Group and Executive intend that this Policy will meet the requirements of such Code section and regulations and that the provisions hereof will be interpreted in a manner that is consistent with such intent. Executive will cooperate with the Company Group in taking such actions as the Company Group may reasonably request to assure that this Policy will meet the requirements of Code Section 409A and any regulations promulgated thereunder.

12.2    Unless otherwise permitted under Code Section 409A, all in-kind benefits, expenses or other reimbursements paid pursuant to this Policy that are taxable income to Executive (i) will be paid no later than the end of the calendar year next following the calendar year in which Executive incurs such expense; (ii) will not be subject to liquidation or exchange for another benefit; and (iii) the amount of expenses eligible for reimbursements or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year.
12.3    For purposes of Code Section 409A, Executive’s right to receive any installment payments under this Policy (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment.
12.4    With respect to any amount that becomes payable to Executive under this Policy upon Executive’s “separation from service,” as defined below, for any reason, notwithstanding any other provision of this Policy to the contrary, if the Company determines in good faith that Executive is a “specified employee” under Code Section 409A then, to the extent required under Code Section 409A, any amount that otherwise would be payable to Executive during the six (6) month period following Executive’s separation from service shall be suspended until the lapse of such six (6) month period (or, if earlier, the date of death of Executive). The amount that otherwise would be payable to Executive during such period of suspension shall be paid in a single payment on the day following the end of such six (6) month period (or, if such day is not a business day, on the next succeeding business day) or within thirty (30) days following the death of Executive during such six (6) month period, provided that the death of Executive during such six (6) month period shall not cause the acceleration of any amount that otherwise would be payable on any date during such six (6) month period following the date of Executive’s death. Any amounts not subject to the suspension described in the preceding sentence shall be paid as otherwise provided in this Policy. A “separation from service” means a separation from service with the Company Group and all other persons or entities with whom the members of the Company Group would be considered a single employer under Section 414(b) or 414(c) of the Code, applying the eighty percent (80%) threshold used in such Code sections and the Treasury Regulations thereunder, all within the meaning of Code Section 409A.
12.5    To the extent required to avoid the imposition of additional taxes and penalties under Code Section 409A, amounts payable under this Policy on termination of employment will not be paid until Executive experiences a separation from service within the meaning of Code Section 409A as specified above.
12.6    In no event will the Company Group be liable for any additional tax, interest or penalties that may be imposed on Executive under Code Section 409A or for any damages for failing to comply with Code Section 409A.
12.7    Notwithstanding any provision of this Policy to the contrary, in no event shall the timing of Executive’s execution of the Release, directly or indirectly, result in Executive designating the calendar year of payment, and if a payment pursuant to this Policy that is subject to execution of the Release could be made in more than one (1) taxable year, based on timing of the execution of the Release, payment shall be made in the later taxable year.

Section 13.	Withholding Taxes.
All compensation payable pursuant to this Policy shall be subject to reduction by all applicable withholding, social security and other federal, state and local taxes and deductions, and the Company Group shall be authorized to make all such withholdings to the extent it determines necessary under applicable law.

Section 14.	Parachute Payments.
Notwithstanding anything in this Policy to the contrary, in the event it shall be determined that any payment or distribution in the nature of compensation (within the meaning of Code Section 280G(b)(2)) to or for the benefit of Executive, whether paid or payable pursuant to this Policy or otherwise would be subject to the excise tax imposed by Code Section 4999, then Executive shall be entitled to receive (i) the greatest amount so that no portion the payments shall be an excess parachute payment (the “Limited Amount”), or (ii) if the amount of payments otherwise paid or provided (without regard to clause (i)) reduced by all taxes applicable thereto (including, for the avoidance of doubt, the excise tax imposed by Code Section 4999) would be greater than the Limited Amount reduced by all taxes applicable thereto, then the amount of payments shall be the amount otherwise payable. Any reductions described in the preceding sentence shall be done in the manner that is least economically disadvantageous to Executive. Where the decision to cut back between two (2) amounts is economically equivalent, but the amounts are payable at different times, the amounts will be reduced on a pro rata basis.

Section 15.	Administration.
The Compensation Committee is responsible for the administration of this Policy and shall have all powers and duties necessary to fulfill its responsibilities. The Compensation Committee shall determine any and all questions of fact, resolve all questions of interpretation of the Policy which may arise, and exercise all other powers and discretion necessary to be exercised under the terms of the Policy which it is herein given or for which no contrary provision is made. The Compensation Committee shall have full power and discretion to interpret the Policy and related documents, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, and to determine the rights and benefits, if any, of any Executive or other employee, in accordance with the provisions of the Policy. The Compensation Committee shall also have the authority to waive any restrictions with respect to participation in the Policy or the maturity of benefits under the Policy for any specific Executive where, in the opinion of the Compensation Committee, it is reasonable to do so and does not prejudice the rights of the particular Executive under the Policy and it does not cause the Executive to be subject to adverse tax treatment under Code Section 409A. The Compensation Committee’s decision with respect to any matter shall be final and binding on all parties concerned. The validity of any such interpretation, construction, decision, or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious. The Compensation Committee may, from time to time, by action of its appropriate officers, delegate to designated persons or entities the right to exercise any of its powers or the obligation to carry out its duties under the Policy.

Section 16.	Amendment and Termination.
This Policy will continue in effect, subject to amendment, until terminated by the Board. The Board may terminate or amend the Policy at any time except that: ninety (90) days’ prior notice to affected Participants will be required for any termination of the Plan or amendment that materially and adversely affects the rights of such Participants, no termination or amendment will materially and adversely affect the rights of any Participant whose employment terminated prior to the date of such amendment or termination, and a Participant’s right to receive payments or benefits with respect to a termination occurring in connection with or within twelve (12) months after a Change of Control shall not be adversely affected by an amendment or termination of the Plan that is made within 6 months before or twelve (12) months after the Change of Control date.

Section 17.	Other Provisions.
17.1    Acknowledgment. Executive acknowledges that this Policy does not constitute a contract of employment or impose on the Company Group any obligation to retain Executive as an employee and that this Policy does not prevent Executive from terminating employment at any time.
17.2    Non-Duplication of Benefits. The benefits under this Policy are not intended to duplicate any other benefits provided by the Company Group in connection with the termination of an employee’s employment, such as wage replacement benefits, pay-in-lieu-of-notice, severance pay, or similar benefits under any other benefit plans, severance programs, employment contracts, or applicable federal or state laws, such as the WARN Acts. Should such other benefits be payable, the benefits under this Policy will be reduced accordingly or, alternatively, benefits previously paid under this Policy will be treated as having been paid to satisfy such other benefit obligations. In either case, the Company Group will determine how to apply this provision and may override other provisions in this Policy in doing so.
17.3    Arbitration. Subject to satisfaction of the Claims Procedures set forth in Section 11, any dispute or controversy arising under or in connection with this Policy or the Executive’s employment with the Company Group shall be subject to the Arbitration Agreement entered into by the Company Group and the Executive.

17.4    Construction. This Policy shall be governed and enforced in accordance with the laws of the State of Colorado, and any litigation between the parties relating to this Policy shall be conducted in the courts of the City and County of Denver, including where necessary for federal court matters.
17.5    Severability. If any provision of this Policy, or the application of such provision to any person or in any circumstance, is found by a court of competent jurisdiction to be unenforceable for any reason, such provision may be modified or severed from this Policy to the extent necessary to make such provision unenforceable against such person or in such circumstance. Neither the unenforceability of such provision nor the modification or severance of such provision will affect (i) the enforceability of any other provision of this Policy or (ii) the enforceability of such provision against any person or in any circumstance other than those against or in which such provision is found to be unenforceable.
17.6    Records. The records of the Company Group with respect to the determination of eligibility, employment history, Accrued Rights, Base Salary, Bonus, and any and all other relevant matters shall be conclusive for all purposes of this Policy.
17.7    Entire Agreement. The Company and Executive understand and agree that this Policy shall constitute the entire understanding between them regarding the subject matter contained herein, and that all prior understandings or agreements regarding these matters are hereby superseded and replaced; except as may be specifically provided in any employment agreement between the Company Group and Executive.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being duly authorized by the Company, has signed this Apartment Investment and Management Company Executive Severance Policy to be effective as of the date first above-written.
APARTMENT INVESTMENT AND MANAGEMENT COMPANY

By:
Title:

EXHIBIT A
SEPARATION AGREEMENT AND GENERAL RELEASE
The purpose of this Separation Agreement and General Release (this “Agreement”) is to confirm the terms regarding your separation of employment from an affiliate or subsidiary of Apartment Investment and Management Company (“Aimco” or the “Company”).
Provided that you sign this Agreement, do not revoke it, and comply with all of its terms and the terms of the Apartment Investment and Management Company Executive Severance Policy (the “Policy”), the Company will provide the severance benefits described below to you (the “Severance Benefits”):
1.Definitions.

a.	“You” and “Your” shall refer to [INSERT NAME].

b.	The “Separation Date” shall be [INSERT DATE], 201_.

c.	The “Severance Payment” shall be $[AMOUNT], which will be paid in one lump sum payment, less applicable tax withholdings.

d.
[You are over forty (40) years of age, and the provisions of Section 6.c. hereof apply to this Agreement. The additional amount paid to You in consideration for Your execution of a waiver under the Age Discrimination in Employment Act (the “ADEA Amount”) shall be $[INSERT AMOUNT], such amount being equal to 1 week of Your current base pay.]

e.
If You timely elect COBRA coverage for Yourself and Your covered dependents following the Separation Date, the Company will pay 100% of the premiums required for COBRA continuation coverage for You and Your covered dependents for 18 months (the “COBRA Benefit”).

2.
Separation of Employment. Your employment with Aimco will terminate effective as of the Separation Date. From and after the Separation Date, You shall have no authority and shall not represent Yourself as an employee or agent of any of the Aimco Parties (as defined below).

3.
Severance Payment and Benefits. In exchange for the mutual covenants set forth in this Agreement and in the Policy, as soon as practical after Company’s receipt of a signed original counterpart of this Agreement (the “Effective Date”) and after the tenth (10th) day following Your execution of this Agreement, Aimco shall:

a.
Provide You with separation pay equal to the Severance Payment [plus the ADEA Amount] in one lump sum payment on the Company’s next regularly scheduled payroll date. Additionally, Aimco shall provide You with the COBRA Benefit should you timely elect COBRA coverage following the Separation Date, as set forth in Section 1(e) above. Subject to the timing restrictions above, payment may be made in accordance with the Company’s ordinary payroll practices at the conclusion of regularly scheduled pay periods.

b.	Additionally, regardless of whether You sign this Agreement:

(i)	You will be paid all accrued and unused vacation.

(ii)
If You are covered by the Company’s medical and/or dental insurance plans on the Separation Date, these benefits will continue through the end of the month of the Separation Date. You will have the right to continue Your medical insurance thereafter pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). The COBRA qualifying event shall be deemed to have occurred on the Separation Date. If this Agreement is not signed or does not become effective, following the end of the month of the Separation Date, You shall be required to pay the full COBRA premium rate.
You acknowledge and agree that the separation pay provided under this Section 3(a) of this Agreement (hereafter, the “Separation Pay”) is not otherwise due or owing to You under any employment agreement (oral or written) with any of the Aimco Parties or Company policy or practice, and that the foregoing separation pay to be provided to You is not intended to, and shall not constitute, a severance plan, and shall confer no benefit on anyone other than the parties hereto. You further acknowledge that except for (i) the specific financial consideration set forth in this Agreement, and (ii) any accrued but unused vacation time as of the Separation Date, which will be paid to You promptly, You are not entitled to any additional consideration from the Company or any of the Aimco Parties.

4.	Return of Company Property, Confidentiality, Offset of Debt. You expressly acknowledge and agree to the following:

a.
that You have returned to Aimco all Aimco Party documents (and any copies thereof) and property (including without limitation all keys, badges, credit cards, phone cards, cellular phones, computers, software, etc.); and

b.
that all information relating in any way to this Agreement, including the terms and amount of financial consideration provided for in this Agreement, shall be held confidential by You and shall not be publicized or disclosed to any person (other than an immediate family member, legal counsel or financial advisor, provided that any such individual to whom disclosure is made agrees to be bound by these confidentiality obligations), business entity or government agency (except as mandated by state or federal law). Notwithstanding any provision herein to the contrary, You (and Your representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment of any and all transaction(s) contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to You (or Your representative or other agent) relating to such tax treatment. For purposes of this Agreement, “tax treatment” means the federal income tax treatment of the Separation Pay. This authorization of disclosure is not intended to permit disclosure of any other information, including but not limited to (i) any portion of any materials to the extent not related to the tax treatment of the Separation Pay, (ii) the existence or status of any negotiations, and (iii) any other term or detail not related to the tax treatment of the Separation Pay; and

c.
that any and all amounts for which You are indebted to the Company may be offset and deducted by the Company from any Separation Amount otherwise payable hereunder prior to paying the Separation Amount to You, including, without limitation, any amount pledged as recourse for a loan pursuant to the terms of the employee stock purchase plan and/or executive stock purchase program sponsored by the Company; provided, however, that this section shall apply only if other existing documentation of the amount(s) owed does not specifically prohibit such offset.

5.
Non-Competition and Non-Solicitation Agreement / Non-Solicitation and Non-Disclosure Agreement. You expressly acknowledge and agree that the Non-Competition and Non-Solicitation Agreement / Non-Solicitation and Non-Disclosure Agreement executed by You and dated [insert date], and which is incorporated herein by reference, shall remain in full force and effect.

6.
Release of Claims. You hereby agree and acknowledge that by signing this Agreement You, on behalf of Yourself and Your heirs, successors, agents, assigns, executors, administrators, dependents and family members (collectively, including You, the “Employee Parties”) hereby generally, completely, absolutely and unconditionally release, waive, acquit, forever discharge, indemnify and hold harmless the Aimco Parties (as defined below) from and against any and all Claims (as defined below) against any or all of the Aimco Parties whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through the date this Agreement is executed by all parties. Your waiver and release herein is intended to bar any form of Claim against any or all of the Aimco Parties seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys fees and any other costs) against any or all of the Aimco Parties, for any alleged action, inaction or circumstance existing or arising through the date this Agreement is executed by all parties. The foregoing waiver and release constitutes a FULL AND FINAL RELEASE OF ALL CLAIMS, and shall apply to all known and unknown claims or damages existing as of the date this Agreement is executed by all parties.

a.
Without limiting the foregoing general waiver and release, on behalf of the Employee Parties, You specifically waive and release any and all of the Aimco Parties from any Claim arising from or related to Your employment relationship with the Company or the termination thereof, including, without limitation:

(i)
Claims under any local, state, federal or foreign discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the Effective Date) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, religion, citizenship, national origin, age, gender, genetic carrier status, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any Claims arising under the federal Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Immigration Reform and Control Act, the Americans With Disabilities Act and any similar local, state, federal or foreign statute or law.

(ii)
Claims under any other local, state, federal or foreign employment related statute, regulation or executive order (as they may have been amended through the Effective Date) relating to wages, hours or any other terms and conditions of employment. Without limitation, specifically included in this paragraph are any Claims arising under the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and any similar local, state, federal or foreign statute or law.

(iii)
Claims under any local, state, federal or foreign common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.

(iv)	Any other Claim arising under local, state, or federal law.

b.
Notwithstanding the foregoing, this Section 6 does not release Aimco from any obligation expressly set forth in this Agreement. You acknowledge and agree that, but for providing this waiver and release, You would not be receiving the Separation Pay being provided to You under the terms of this Agreement.

c.
You explicitly acknowledge that if You are over forty (40) years of age, You have specific rights under the Age Discrimination in Employment Act (“ADEA”), which prohibits discrimination on the basis of age, and the releases set forth in this Section 6 are intended to release any right that You may have to file a claim against any or all of the Aimco Parties alleging discrimination on the basis of age. It is Aimco’s desire and intent to make certain that You fully understand the provisions and effects of this Agreement. To that end, You have been encouraged and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this Agreement. Consistent with the provisions of the Older Worker Benefits Protection Act (“OWBPA”), Aimco is providing You with forty-five (45) days in which to consider and accept the terms of this Agreement by signing below and returning it to Patricia Nelson, Vice President of Human Resources in Denver, Colorado. In addition, You may rescind Your assent to this Agreement within seven (7) days after You sign it. To do so, You must deliver a notice of rescission to Patricia Nelson, Vice President of Human Resources. To be effective, such rescission must be hand delivered or postmarked within the seven (7) day period and sent by certified mail, return receipt requested, to Patricia Nelson, Vice President of Human Resources, 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237. By executing this Agreement, You are acknowledging that You have been afforded sufficient time to understand the terms and effects of this Agreement, that Your agreements and obligations hereunder are made voluntarily, knowingly and without duress, and that neither any of the Aimco Parties nor their agents or representatives have made any representations inconsistent with the provisions of this Agreement.
Nothing in this Agreement is intended to, or shall, interfere with Your rights under federal, state, or local civil rights or employment discrimination laws to file or otherwise institute a charge of discrimination, to participate in a proceeding with any appropriate federal, state, or local government agency enforcing discrimination laws, or to cooperate with any such agency in its investigation, none of which shall constitute a breach of this Agreement. You shall not, however, be entitled to any relief, recovery, or monies in connection with any such action or investigation brought against the Company, regardless of who filed or initiated any such complaint, charge, or proceeding.

7.	Agreement to Cooperate
As further consideration for this Agreement, You agree to cooperate fully with the Company in connection with any litigation, investigation or prosecution for which the Company, in its sole subjective discretion, determines that Your cooperation is necessary. This cooperation obligation includes, without limitation, meeting and cooperating with the Company’s attorneys and other personnel upon reasonable notice and for reasonable durations of time; reviewing documents; sitting for depositions and other testimony on the Company's behalf; and any other reasonable request from the Company.
8.Miscellaneous.
For the purposes hereof, the term “Claims” shall mean any and all claims, demands, debts, liens, agreements, promises causes of action, liability, damages, costs, and expenses of any kind and nature whatsoever, whether arising under state, federal or local law, administrative rule or regulation, common law, contract, tort, or in equity, known or unknown, whether accrued, contingent, inchoate or otherwise, suspected or unsuspected, raised affirmatively or by way of defense or offset, including, without limitation any consequences flowing, resulting, or which might result therefrom.
For the purposes hereof, the term “Aimco Parties” shall mean Aimco and any and all of its subsidiaries, affiliates, divisions, acquiring and/or ownership entities, parent, associated or allied companies, corporations, firms, partnerships, management companies, and/or organizations, purchasers of assets or stock, investors, joint ventures, and any related entities (including, without limitation, any management company and its subsidiaries and affiliates), and the shareholders (past and present), successors, predecessors, counsel, assigns, board members, insurers, officers, partners, directors, joint venturers, managers, members, fiduciaries, trustees, agents, representatives, counsel or employees thereof jointly and severally, in both their personal and corporate capacities. The Aimco Parties are hereby made third party beneficiaries of this Agreement.

This Agreement contains the entire agreement and understanding by and between You and Company with respect to matters set forth herein. No change, amendment or modification herein hereto shall be valid or binding unless the same is in writing and signed by the party intended to be bound. No waiver of any provision or any particular breach or default of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any provision or any particular breach or default of this Agreement at any time shall be deemed a waiver of any other provision or prior or subsequent breach or default of this Agreement at such time or be deemed a valid waiver of such provision at any other time. No failure or delay in exercising any right under this Agreement shall operate as a waiver thereof or of any other right, and the failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of any original violation. No single or partial exercise by any party of any right, power or remedy will preclude any other or future exercise thereof or of any other remedy. A determination that any provision of this Agreement is prohibited by law or unenforceable shall not affect the validity or enforceability of any other provision of this Agreement.
Any controversy, dispute, or Claim of any nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, including any Claim based on contract, tort or statute, shall be resolved at the written request of any party to this Agreement by binding arbitration. The arbitration shall be administered in accordance with the then current National Rules for the Resolution of Employment Disputes of the American Arbitration Association. Any matter to be settled by arbitration shall be submitted to the American Arbitration Association in Denver, Colorado. The parties shall attempt to designate one arbitrator from the American Arbitration Association. If they are unable to do so, then the American Arbitration Association shall designate an arbitrator. The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction. Notwithstanding anything herein to the contrary, this arbitration provision shall not prevent either You or the Company from seeking and obtaining equitable relief on a temporary or permanent basis, including, without limitation, a temporary restraining order, a preliminary or permanent injunction or similar equitable relief from a court of competent jurisdiction by instituting a legal action or other court proceeding in order to protect or enforce the rights of either under this Agreement or to prevent irreparable harm and injury, including, without limitation, enforcement of the provisions of Section 4 of this Agreement. The court’s jurisdiction over any such equitable matter, however, shall be expressly limited only to the temporary, preliminary, or permanent equitable relief sought, and otherwise all Claims between You and the Company shall be determined through final and binding arbitration as described above.
This Agreement shall be governed by, and interpreted in accordance with, the laws of the state of Colorado without reference to its conflict of laws rules. This Agreement may be executed by facsimile and in any number of counterparts; all such counterparts shall be deemed to constitute one and the same instrument, and each counterpart (whether an original, a facsimile or other copy) shall be deemed an original hereof. This Agreement shall not be valid unless accepted in writing, by You, as evidenced by Your signature below, and returned on or before [Insert 45 days from Separation effective date] [Insert Date], 2017.
If the foregoing correctly sets forth our understanding, please sign, date and return the enclosed copy of this Agreement to Patricia Nelson at Aimco. This Agreement may be executed in counterpart.

CONFIRMED, CONSENTED AND AGREED TO BY YOU:

__________________________             Date: ______________________
[INSERT NAME]

By:    __________________________            Date: ______________________
[NAME]
[TITLE]
Aimco
4582 S. Ulster St Pkwy, #1100
Denver, CO 80237

/[INSERT INITALS]